                                                                    EXHIBIT 23.1


                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Pre-Effective Amendment No. 1 to the Joint Proxy, Prospectus and Registration Statement (Form S-4 No. 333-95135) of Tellabs, Inc. for the registration of up to 4,688,965 shares of its common stock and to the incorporation by reference therein of our report dated November 8, 1999, with respect to the consolidated financial statements of Tellabs, Inc. included in its Current Report (Form 8-K) for the year ended January 1, 1999, filed with the Securities and Exchange Commission.



                                                        /s/ Ernst & Young LLP


Chicago, Illinois
February 3, 2000